EXHIBIT 10.31

Date

Director name
Director address

Re: Amendment of your Stock Options

Dear Director name:

This letter serves as an amendment to your outstanding stock options granted by Flushing Financial Corporation (the “Company”) under its 2005 Omnibus Incentive Plan and/or its 1996 Stock Option Incentive Plan (referred to collectively as the “Plan”) which are identified on Schedule A to this letter.

Net Share Exercise.  In addition to the ways you can exercise your stock options provided for in your original grant letters, you may exercise your options using Net Share Exercise.  Under this method, you may satisfy the option exercise price by delivering to the Company an option exercise notice that directs the Company to withhold a sufficient number of the shares acquired upon exercise to satisfy the aggregate option price and tax withholding obligation (if any) with respect to the shares as to which the Option is being exercised.  For purposes of this provision, the shares of Common Stock applied to satisfy the option price and withholding obligation shall be valued at the mean between the highest and lowest quoted selling price, regular way, of the Company’s common stock on the NASDAQ National Market (or the principal exchange or market determined by the Company to be the primary market for such stock) for the day before the date of exercise (or if no sale of common stock occurs on such date, the mean between the highest and lowest quoted selling price on the nearest trading date before such date).

Except as amended by this letter, the provisions of your stock option awards remain in effect.  In addition, this letter does not change any restrictions under the Company’s Insider Trading Policy that are applicable to you.  This letter constitutes an amendment to the formal terms and conditions of your stock options and accordingly should be retained in your files for future reference.

Contact Vice President/Human Resources with any questions.

Very truly yours, /s/ JOHN R. BURAN John R. Buran President & CEO